UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2025

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Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-41905	91-1911336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 N Capital of Texas Highway, Building 1; Suite 300

Austin, Texas 78731

(Address of Principal Executive Offices) (Zip Code)

(512) 501-2444

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

As discussed in Item 8.01 hereto, on January 7, 2025, Cassava Sciences, Inc. (“Cassava” or the “Company”) provided a business update, which included that the Company’s unaudited cash and cash equivalents balance as of December 31, 2024 was approximately $128.6 million.

The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 25, 2024, the Company reported that the topline results from its Phase 3 ReThink-ALZ study of simufilam in mild-to-moderate Alzheimer’s disease did not meet its prespecified co-primary endpoints and announced the Company’s decision to discontinue its Phase 3 ReFocus-ALZ study and its open label extension study.

In light of the foregoing, the Company today announced that it is reducing its workforce by 10 employees, a reduction of 33% (the “Workforce Reduction”). The Company communicated the Workforce Reduction to affected employees on January 7, 2025.

The Company estimates that it will incur approximately $0.4 million of one-time costs in connection with the Workforce Reduction, primarily related to severance payments. The Company expects the Workforce Reduction to be completed, and the majority of the associated costs to be incurred, during the first quarter of 2025.

Item 8.01. Other Events.

Business Update

On January 7, 2025, Cassava issued a press release providing a business update, including with respect to the matters discussed in Items 2.02 and 2.05.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Forward-Looking Statements

This report contains forward-looking statements that include but are not limited to statements regarding: the planned discontinuation of the ReFocus-ALZ and open-label extension studies and the status of their ongoing wind-down; our intent to share detailed study results at a future medical meeting; the timing of anticipated milestones; the reduction in force of employees at the Company and the anticipated costs associated with the reduction in force. These statements may be identified by words such as “anticipate”, “before,” “believe”, “could”, “expect”, “forecast”, “intend”, “may”, “pending,” “plan”, “possible”, “potential”, “prepares for,” “will”, and other words and terms of similar meaning.

Such statements are based on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines; the clinical results related to studies of simufilam in Alzheimer’s disease, results of the ReThink-ALZ study reported on November 25, 2024; our current expectations regarding timing of analysis of clinical data for our Phase 3 studies; the potential for unexpected costs associated with our announced our reduction in force; and other risks inherent in drug discovery and development or specific to Cassava Sciences, Inc., as described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended September 30, 2024, and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Cassava Sciences, Inc., dated January 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cassava Sciences, Inc.
a Delaware corporation

Date: January 7, 2025	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Financial Officer